SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 4, 2004

                                   AXONYX INC.
             (Exact name of Registrant as Specified in its Charter)

             Nevada                    000-25571                  86-0883978
(State or Other Jurisdiction   (Commission file Number)         (IRS Employer
      of Incorporation)                                      Identification No.)

            500 Seventh Avenue, 10th Floor, New York, New York 10018
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 645-7704

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Item 5. Other Events

The Chairman of the Board and Chief Executive Officer of Axonyx Inc., Marvin S. Hausman, M.D., has adopted a pre-arranged stock trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.

Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material, non-public information and may be used to gradually diversify investment portfolios over a period of time.

Dr. Hausman will only sell shares of stock if the stock price of Axonyx Inc. exceeds $6.00 per share. His plan provides for the first possible sale to be made in the month of July 2004.

Under the terms of Dr. Hausman's one-year plan, he may, prior to July 10, 2005 sell, on a pro rated monthly basis, up to an aggregate of 200,000 shares, which represents approximately 6.4% of the total number of shares and currently exercisable warrants and options he currently holds. Dr. Hausman has adopted his stock selling plan for financial planning purposes and to diversify his personal portfolio.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of June, 2004.

                                              AXONYX INC.


                                              By: /s/ S. COLIN NEILL
                                                  ------------------------------
                                                  Name: S. Colin Neill
                                                  Title: Chief Financial Officer


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